SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REGENCY CENTERS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
              __________________________________________________________________

       (2)    Aggregate number of securities to which transaction applies:
              __________________________________________________________________

       (3)    Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              __________________________________________________________________

       (4)    Proposed maximum aggregate value of transaction:
              __________________________________________________________________

       (5)    Total Fee Paid:
              __________________________________________________________________


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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       (4)    Date filed:
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


                           REGENCY CENTERS CORPORATION

                                 ---------------

                           NOTICE AND PROXY STATEMENT

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001


TO THE HOLDERS OF COMMON STOCK:

        PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 1, 2001, at 10:00 A.M., local time, in the second floor auditorium of the Modis Building, Independent Square, One Independent Drive, Jacksonville, Florida.

        The meeting will be held for the following purposes:

        1. To elect one Class III Director, one Class I Director and four Class II Directors to serve terms expiring at the annual meeting of shareholders to be held in 2002, 2003 and 2004, respectively, and until their successors have been elected and qualified.

        2. To consider and vote upon continuation for an additional five years of the participation rights granted to Security Capital to purchase shares of capital stock issued by Regency in the future.

        3. To consider and vote upon the proposed amendment to Regency's charter to delete the restrictions on foreign ownership of Regency's capital stock.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The shareholders of record at the close of business on March 13, 2001 will be entitled to vote at the annual meeting.

        We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. You may also vote via the internet, or by telephone, as instructed on the enclosed proxy. If you are able to attend the meeting, you may revoke your proxy and vote in person.

                                       By Order of the Board of Directors,


                                       J. Christian Leavitt
                                       Senior Vice President, Secretary
                                         and Treasurer

Dated: March 25, 2001

                                TABLE OF CONTENTS

                                                                            Page


VOTING SECURITIES ............................................................1
         Standstill...........................................................4

PROPOSAL 1:  ELECTION OF DIRECTORS  ..........................................4
         Section 16(a) Beneficial Ownership Reporting Compliance .............8
         Board of Directors and Standing Committees  .........................8
AUDIT COMMITTEE REPORT .......................................................9
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION .....................11
COMPARATIVE STOCK PERFORMANCE  ..............................................15
CERTAIN TRANSACTIONS  .......................................................19
PROPOSAL 2:  APPROVAL OF CONTINUATION OF SECURITY CAPITAL
             PARTICIPATION RIGHTS  ..........................................20
         Background  ........................................................20
         Participation Rights ...............................................20
         Consequences of Failure to Ratify Participation Rights .............21
PROPOSAL 3:  AMENDMENT OF REGENCY'S CHARTER TO DELETE FOREIGN OWNERSHIP
             RESTRICTIONS ...................................................22
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ....................................23
OTHER MATTERS  ..............................................................23
SHAREHOLDER PROPOSALS  ......................................................23
ANNUAL REPORT  ..............................................................24
EXPENSES OF SOLICITATION  ...................................................24
APPENDIX A  .................................................................25
         Audit Committee Charter ............................................25
APPENDIX B  .................................................................28
         Proposed Charter Amendment .........................................28
         Current Text of Section 5.14 of Articles of Incorporation ..........29

                           Regency Centers Corporation

                       121 West Forsyth Street, Suite 200
                          Jacksonville, Florida 32202

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 1, 2001


                  This proxy statement and the enclosed form of proxy are first being sent to shareholders of Regency Centers Corporation on or about March 25, 2001 in connection with the solicitation by Regency's board of directors of proxies to be used at Regency's 2001 annual meeting of shareholders. The meeting will be held on Tuesday, May 1, 2001, at 10:00 A.M., local time, in the second floor auditorium of the Modis Building, Independent Square, One Independent Drive, Jacksonville, Florida.

                  The board of directors has designated Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Regency's Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. If you have access to the Internet you may vote your proxy electronically at the address on your proxy card. Please carefully follow the directions on your proxy card.

                  If necessary, the holders of the proxies may vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the meeting. If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies that have effectively been revoked or withdrawn).

                                VOTING SECURITIES

                  The record of shareholders entitled to vote was taken at the close of business on March 13, 2001. At such date, Regency had outstanding and entitled to vote 57,422,226 shares of common stock, $.01 par value, and 1,487,507 shares of Series 2 cumulative convertible redeemable preferred stock, $.01 par value. The Series 2 preferred stock votes together with the common stock as a single class. Each share of voting stock entitles the holder to one vote. Holders of a majority of the outstanding voting stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

                  The following table shows information relating to the beneficial ownership as of March 13, 2001 of (1) each person known to Regency to be the beneficial owner of more than 5% of Regency's voting stock, (2) each director and nominee, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                Amount and Nature of Shares Beneficially Owned(1)

                                                                                                                     Percent of
                                                    Number of                                                       Outstanding
                                Title of             Shares            Right to       Restricted      Percent         Voting
       Name                      Class               Owned(2)          Acquire(3)      Stock(4)       of Class        Shares
       ----                     --------            ---------          ----------     ----------      -------       -----------

Security Capital Group          Common             34,273,236(5)          -               -            59.7%          58.2%
  Incorporated(5)

Martin E. Stein, Jr.            Common                737,103(6)        339,530         15,712          1.9%           1.8%
Mary Lou Fiala                  Common                  7,821            68,491         37,985          *              *
Raymond L. Bank                 Common                  6,819             5,250           -             *              *
C. Ronald Blankenship           Common                  -                 -               -
A. R. Carpenter                 Common                 16,790             8,250           -             *              *
J. Dix Druce                    Common                 30,227             8,250           -             *              *
John T. Kelley, III             Common                 40,767             3,793           -             *              *
Douglas S. Luke                 Common                 19,367             7,294           -             *              *
John C. Schweitzer              Common                 12,500             3,170           -             *              *
Thomas G. Wattles               Common                     49             -               -
Terry N. Worrell                Common                373,012             3,793           -             *              *
Bruce M. Johnson                Common                 82,637           133,504         12,895          *              *
All directors and               Common              1,327,096           581,325         66,592          3.4%           3.3%
Executive officers as a
group (a total of 12
persons)

------------------------
*Less than one percent

(1) Information presented in this table and related notes has been obtained from the beneficial owner and from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.
(2)     Excludes shares that:

           o    are restricted stock holdings, or

           o    may be acquired through stock option exercises.

(3) Shares that can be acquired through stock option exercises through May 24, 2001, or through conversion of limited partnership interest in Regency Centers, L.P.

(4) Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(5) These shares are owned through SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated. The business address of Security Capital Group Incorporated is 125 Lincoln Avenue, Santa Fe, New Mexico 87501.

(6) Includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

           o 160,263 shares held by The Regency Group (Nevada) Limited Partnership, the sole general partner of which is a wholly-owned subsidiary of The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by The Regency Square II (Nevada) Limited Partnership, the sole general partner of which is a corporation in which all of the outstanding stock is owned by Mr. Stein and members of his family.

           o 307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II and a trustee of a trust which is also a general partner.

           o 108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II and a trustee of a trust which is also a general partner.

Standstill

                  Security Capital has agreed to a "standstill" ending January 10, 2003 (renewable for additional one-year terms) in its Stockholders Agreement with Regency, as amended. A "standstill" is an agreement by a shareholder to refrain from changing its position, most frequently involving an agreement not to acquire additional shares and/or not to take certain actions relating to management or control, such as replacing one or more members of the board of directors. Under the terms of Security Capital's standstill, Security Capital may not, among other things,

                  * acquire more than 60% of Regency's outstanding common stock on a fully diluted basis,

                  * transfer shares in a negotiated transaction that would result in any transferee beneficially owning more than 9.8% of Regency's capital stock unless Regency approves the transfer, in its sole discretion,

                  * act in concert with any third parties as part of a 13D group, or

                  * seek to change the composition or size of the board of directors, except as provided in the Stockholders Agreement with respect to Security Capital's representa-tion on the board.


                  During the standstill term, Security Capital is generally required to vote its shares of common stock in accordance with the recommendation of Regency's board of directors or proportionally in accordance with the vote of the other holders of the common stock except (1) with respect to the election of Security Capital's nominees to Regency's board (as to which Security Capital can vote its shares in its sole discretion); (2) with respect to any amendment to Regency's articles of incorporation or bylaws that would reasonably be expected to materially adversely affect Security Capital; and (3) certain extraordinary matters (as to which Security Capital may vote common stock owned by it, not to exceed 49% of the outstanding shares, in its sole discretion).

                  Security Capital's standstill requires it to vote at the annual meeting for the board of directors' nominees (other than Security Capital's representatives) or vote proportionally for such nominees in accordance with the vote of the other shareholders.

                  Security Capital's standstill provides for automatic termination prior to the end of its stated term upon the occurrence of certain events, including the acquisition by another person or group of 9.8% or more of the voting power of Regency's outstanding voting securities and defaults by Regency under the Stockholders Agreement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

                  Regency's Restated Articles of Incorporation divide the board of directors into three classes, as nearly equal as possible. At the meeting, one Class III Director will be elected to serve for a one-year term, one Class I director will be elected to serve for a two-year term, and four Class II directors will be elected to serve for terms of three years. All directors will serve until their successors are elected and qualified. The board of directors has nominated C. Ronald Blankenship and Thomas G. Wattles to stand for reelection as Class I and Class III Directors, respectively, and Martin E. Stein, Jr.,
Raymond L. Bank, A. R. Carpenter and J. Dix Druce to stand for reelection as Class II Directors. All nominees are presently directors. Mr. Blankenship and Mr. Wattles were elected to the board in January 2001 to fill the board seats vacated by Mr. Thomas B. Allin and Mr. Jeffrey Cozad. Messrs. Stein, Bank, Carpenter and Druce were elected at the 1998 annual meeting of shareholders. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting.

                  The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

                  Information concerning all incumbent directors and all nominees for director, based on data furnished by them, is set forth below. Under the terms of a Stockholders Agreement between Regency and Security Capital, Security Capital has the right, under certain circumstances, to nominate for election by shareholders its proportionate share of the members of the board (generally not fewer than two, but no more than 49% of the directors). Mr. Blankenship and Mr. Wattles have been designated by Security Capital as its representatives to Regency's board of directors. Security Capital currently has the right to designate three more members to the board of directors but has chosen not to do so. In connection with the Company's acquisition of assets from Branch Properties, L.P. in March 1997, Opportunity Capital Partners II Limited Partnership, a Maryland limited partnership acquired shares of common stock in exchange for its interest in Branch. OCP had the right to nominate one member of the board so long as it retained the shares of common stock received in connection with the Branch transaction. On liquidation of OCP, a majority of its Regency stock was distributed to the Oregon Public Employees Retirement Fund. With Regency's consent, OPERF succeeded to OCP's right to nominate one board member. Mr. Raymond Bank has been designated by OPERF as its representative to the Company's board of directors. In accordance with the Agreement and Plan of Merger between Regency and Pacific Retail Trust, Pacific Retail named Mr. John
T. Kelley, III, Mr. John C. Schweitzer, and Mr. Terry N. Worrell as its representatives to the board.

                  The board of directors of Regency recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.


MARTIN E. STEIN, JR.
Director since 1993; standing for reelection to Class II term expiring 2004

                  Mr. Stein, age 48, is Chairman of the Board and Chief Executive Officer of Regency. He served as President of Regency from its initial public offering in October 1993 until December 31, 1998. Mr. Stein also served as President of Regency's predecessor real estate division since 1981, and Vice President from 1976 to 1981. He is a director of Patriot Transportation Holding, Inc., a publicly held transportation and real estate company, and Stein Mart, Inc.

MARY LOU FIALA
Director since 1997; Class I term expiring 2003

                  Ms. Fiala, age 49, became President and Chief Operating Officer of Regency in January 1999. Before joining Regency she was Managing Director - Security Capital U.S. Realty Strategic Group from March 1997 to January 1999. Ms. Fiala was Senior Vice President and Director of Stores,
New England - Macy's East/Federated Department Stores from 1994 to March 1997. From 1976 to 1994, Ms. Fiala held various merchandising and store operations positions with Macy's/Federated Department Stores.


RAYMOND L. BANK
Director since 1997; standing for reelection to Class II term expiring 2004

                  Mr. Bank, age 47, has been President and Chief Operating Officer of Merchant Development Corporation, a venture capital and buy-out firm focusing on consumer retail, direct marketing, and service companies, since 1994. He has also served as President of Raymond L. Bank Associates, Inc., a consulting firm serving a diverse clientele in corporate development, retail, and direct marketing strategies, since 1991. He is a director of OfficeMax, Inc.


C. RONALD BLANKENSHIP
Director since 2001; standing for reelection to Class I term expiring 2003.

                  Mr. Blankenship, age 51, has been Director, Vice Chairman and Chief Operating Officer of Security Capital since May 1998. He was Managing Director of Security Capital from 1991 until May 1998. Prior to June 1997, he was the Chairman of Archstone Communities Trust. Mr. Blankenship is trustee of Archstone, trustee of ProLogis Trust, director of Belmont, CarrAmerica Realty Corporation, InterParking Incorporated and Storage USA, Inc. and Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated since May 1999.


A. R. CARPENTER
Director since 1993; standing for reelection to Class II term expiring 2004.

                  Mr. Carpenter, age 59, recently retired as Vice Chairman of CSX Corporation, a position he held since July 1999. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter is a director of Florida Rock Industries, Inc., Stein Mart, Inc. and Birmingham Steel Corporation.


J. DIX DRUCE, JR.
Director since 1993; standing for reelection to Class II term expiring 2004.

                  Mr. Druce, age 53, has been President and Chairman of the Board of Life Service Corp., Inc., a life insurance management company, since 1988, and President and director of

American Merchants Life Insurance Company and its parent, AML Acquisition Company, since October 1992. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991.


JOHN T. KELLEY, III
Director since 1999; Class III term expiring 2002

                  Mr. Kelley, age 60, was Chairman of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. He is a Trustee of Archstone Communities Trust, an advisory trustee of Prologis Trust and a director of Security Capital Group Incorporated. From 1987 to 1991 he was Chairman of the Board of Kelley-Harris Company, Inc., a real estate investment company, and from 1968 to 1987 he was Managing Director of LaSalle Partners Limited, specializing in corporate real estate services.


DOUGLAS S. LUKE
Director since 1993; standing for re-election to Class I term expiring 2003

                  Mr. Luke, age 59, is President and Chief Executive Officer of HL Capital, Inc., a personal management and investment company. Mr. Luke was President and Chief Executive Officer of WLD Enterprises, Inc., a Ft. Lauderdale, Florida based diversified private investment and management company with interests in securities, real estate and operating businesses from 1991 to 1998. From 1987 to 1990 he was Managing Director of Rothschild Inc./Rothschild Ventures. He is director of Orbital Sciences Corporation, a space systems company, and Westvaco Corporation, a diversified paper and chemicals manufacturing company.


JOHN C. SCHWEITZER
Director since 1999; Class III term expiring 2002

                  Mr. Schweitzer, age 56, was a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. He is President of Westgate Corporation and Managing Partner of Campbell Capital, Ltd., which holds investments in real estate and venture capital operations. Mr. Schweitzer is a trustee of Archstone Communities Trust, and a director of Homestead Village Incorporated, Chase Bank of Texas-Austin, Texas Christian University, Fort Worth, Texas and KLRJ Austin Public Television. He previously served as a director or officer of many public companies and financial institutions, including Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation and Enerserv Products.


THOMAS G. WATTLES
Director since 2001; standing for re-election to Class III term expiring 2002.

                  Mr. Wattles, age 48, has been Managing Director of Security Capital since 1991 and a trustee of ProLogis Trust since 1993. He was a director of ProLogis' predecessor from its formation in 1991, and was Non-Executive Chairman of ProLogis from March 1997 to May

1998. Mr. Wattles was Co-Chairman and Chief Investment Officer of ProLogis and its former REIT Manager from November 1993 to March 1997, and director of the former REIT Manager from June 1991 to March 1997. Mr. Wattles is trustee of CWS Communities and Director of Access, Akeler, Bernheim Comofi, InterParking Incorporated and Security Capital European Realty.


TERRY N. WORRELL
Director since 1999; standing for election to Class I term expiring 2003

                  Mr. Worrell, age 56, was a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. He is a private investor in commercial properties and other business ventures. From 1974 to 1989 he was President and CEO of Sound Warehouse of Dallas, Inc. prior to its purchase by Blockbuster Music.


Section 16(a) Beneficial Ownership Reporting Compliance

                  Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Regency equity securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the 10th day after the end of the month in which the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To Regency's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, during its 2000 fiscal year all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

Board of Directors and Standing Committees

                  The board held four regular meetings and one special meeting during 2000. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2000.

                  The board of directors has established four standing committees: an executive committee, an audit committee, a compensation committee and a nominating committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting.

                  Executive Committee. The executive committee presently is comprised of Martin E. Stein, Jr. (Chairman) or Mary Lou Fiala if Mr. Stein is unavailable, one independent non-Security Capital director, and any one independent director nominee of SC Realty. The executive committee did not meet during 2000. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law for the full board of directors and, in addition, may not declare dividends.

                  Audit Committee. The audit committee presently is comprised of
J. Dix Druce, Jr. (Chairman), Raymond L. Bank, and Douglas S. Luke, all of whom are considered "independent" under the rules of the New York Stock Exchange. The audit committee met six times during 2000. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter which was adopted in May 2000, a copy of which is attached as Appendix A to this proxy statement. These responsibilities and functions include reviewing Regency's internal controls and the objectivity of its financial reporting, making recommendations regarding Regency's employment of independent auditors, and reviewing the annual audit with the auditors.

                  Nominating Committee. The nominating committee presently is comprised of John C. Schweitzer (Chairman), C. Ronald Blankenship, A. R. Carpenter, John T. Kelley, III and Martin E. Stein, Jr. The nominating committee, which makes nominations for election of directors, also has responsibility for accepting nominations from shareholders. The nominating committee met once during 2000. Regency's bylaws require that any nominations by shareholders be delivered to Regency no later than the deadline for submitting shareholder proposals. See "Shareholder Proposals."

                  Compensation Committee. The compensation committee presently is comprised of John C. Schweitzer (Chairman), C. Ronald Blankenship, A. R. Carpenter and John T. Kelley, III. The compensation committee held three meetings during 2000 to review annual performance and to review and approve changes to Regency's current executive compensation plans. This committee has the responsibility of approving the compensation arrangements for senior management of Regency, including annual bonus and long term compensation. It also recommends to the board of directors adoption of any compensation plans in which officers and directors of Regency are eligible to participate, as well as makes grants of employee stock options and other stock awards under Regency's Long Term Omnibus Plan.

                             AUDIT COMMITTEE REPORT

                  The audit committee of the board is responsible for providing independent, objective oversight of the company's accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange's listing standards. The audit committee operates under a written charter approved by the board of directors. A copy of the charter is attached to this proxy statement as Appendix A.

                  Management is responsible for the company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

                  In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and the audit committee discussed with the independent accountants that firm's independence.

                  Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in Regency's annual report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                       J. Dix Druce, Chairman
                                       Raymond L. Bank
                                       Douglas S. Luke

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by Regency under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Regency specifically incorporates this report or the performance graph by reference therein.

                  The compensation committee of the board of directors is responsible for evaluating and establishing executive compensation and other benefit plans of Regency. The committee is comprised entirely of independent non-employee directors.

How did Regency perform in 2000?

         2000 was a successful year for Regency. The company enhanced its position as the leading national owner, operator, and developer of grocery anchored neighborhood retail centers through the continued growth in its development and operating programs. As Regency continued to grow, the management team produced solid FFO per share growth and strengthened the balance sheet, generating a total shareholder return for the year of 28%.

         Funds from operations ("FFO") increased to $158.8 million from $141 million in 1999 while per share FFO grew by 7.8% to $2.64. Return on invested capital increased to 9.9% from 9.4%. These results reflect solid operating performance from the high quality diversified portfolio of neighborhood retail centers, a strong development program, and the execution of a conservative capital strategy, cost effectively funding the development activity while maintaining the strength of the balance sheet.

         For the full year 2000, same-property net operating income grew approximately 3%. In order to generate this growth, occupancy was maintained at approximately 95%. Over 1,200 renewals and new leases were signed for approximately 4.5 million square feet, and rent growth of 8% was achieved. Through the "Premier Customer Initiative" Regency's relationships were strengthened with leading side shop tenants like Hallmark, Starbucks, General Nutrition Centers, and Radio Shack.

         In 2000, Regency completed 34 shopping center and build-to-suit developments at a cost of $236 million. On average, the developments were 96% leased with an annualized unleveraged return on investment of 10.6%. During the year $481 million of new developments were started. The grocery-anchored developments were anchored by leading super market chains including Kroger, Publix, Safeway, and Albertson's.

         During the year, 22 for-sale development properties with total proceeds exceeding $140 million and a partnership interest in two core development properties were sold. Combined, these transactions produced approximately $180 million in total proceeds generating $20 million in profits.

         Regency reported several significant financing events in 2000. Standard & Poor's upgraded Regency's debt rating from BBB- to BBB and the preferred stock rating from BB+ to BBB-. Regency extended the maturity date on its $625 million unsecured revolving line of credit to March 26, 2002. The company raised $254 million of permanent capital and closed on the initial funding of a joint venture with an affiliate of Oregon Public Employees Retirement Fund. Together with property sales and joint ventures, Regency's institutional quality balance sheet enabled the company to implement a conservative self-funding business model.

What is Regency's philosophy of executive compensation?

                  Regency's executive compensation program is incentive based, and has been designed to attract, motivate, reward and retain executives who are results-oriented and capable of achieving the company's key objectives. The committee recognizes that the interests of the shareholders are best served by allowing executives the opportunity to participate in the appreciation of the company through the granting of stock awards and stock options.

                  The committee evaluates and establishes the company's executive compensation program based upon current market information including comparative executive compensation studies provided by Arthur Andersen. Regency's program is comprised of both annual and long-term incentive components. Both of these forms of incentive compensation are primarily variable in nature, and designed to effectuate a pay-for-performance philosophy. This program considers management's ability to (1) grow funds from operations per share (FFO is the most widely accepted measure of performance for real estate investment trusts), (2) increase returns on invested capital, (3) position the company for future FFO per share growth, and (4) strengthen the company's capital structure. Regency's philosophy is that the consistent achievement of these objectives should over time result in total shareholder returns that are above the average for shopping center REITs.

What are the annual incentive components?

                  Base Salary. Base salaries are reviewed annually by the committee. In determining appropriate base salaries, the committee considers external competitiveness in relation to Regency's current financial condition and capital resources, the roles and responsibilities of the executive, their contribution to the company's business, an analysis of job requirements and the executive's prior experience and accomplishments.

                  Annual Performance Bonus. To provide additional incentive to achieve outstanding performance, the committee makes cash bonus awards based on corporate and individual performance. The compensation plan for 2000 established target cash bonuses based on achievement of quantitative and qualitative financial and operational goals for the company and, where appropriate, those activities of the company managed by the executive. The committee also has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary performance.

What are the long-term incentive components?

                  The committee strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with and best serves the stockholders.

                  Stock Options and Dividend Equivalents. In 2000, the company granted stock options to the executive officers as part of their performance review. Options are granted at fair market value on the date of grant, vest 25% per year, and expire after 10 years. Options also receive dividend equivalents for the first five years equal to the company's dividend yield less the average dividend yield of the S&P 500. Dividend equivalents are funded in Regency common stock, and vest at the same rate as the options upon which they are based.

                  Restricted Stock Plan. Regency grants restricted stock to the executive officers based upon their contribution to the Company's performance. Shares granted for 2000 performance were issued at fair market value on the date of grant, and vest over four years. A portion of the grant vests based on continued service, and the remainder of the grant's vesting is contingent primarily upon achieving FFO per share growth targets and other performance criteria determined by the compensation committee.

                  Stock Purchase Plan. In previous years, the committee structured a stock purchase plan whereby executives could acquire common stock at fair market value by investing their own capital in combination with loans provided by Regency. These full recourse loans are secured by stock, which is held as collateral by Regency. As part of the loan program, executives are granted annual loan repayments over a vesting period. A portion of the grant vests based on continued service, and the remainder of the grant's vesting is contingent primarily upon achieving specific FFO per share growth targets and other performance criteria determined by the compensation committee.

How is the CEO compensated?

                  The committee's policies for determining Mr. Stein's compensation are the same as the other executives. For 2001, Mr. Stein's base compensation was increased to $425,000. As a result of 2000 performance, Mr. Stein received an incentive bonus of $500,000 and stock loan amortization of $132,950 related to a 1993 and 1996 stock purchase plan. Mr. Stein was also granted the right to earn $720,000 through a combination of restricted stock grants and stock loan repayments over the next four years. The actual amount of the grant to be earned by Mr. Stein is subject to continued service and other performance criteria determined by the compensation committee. Mr. Stein was also granted options to purchase 78,261 shares of common stock at an exercise price of $23 per share, the fair market value on the date of grant. Mr. Stein continues to serve under a rolling three-year employment agreement.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The compensation committee intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

         The compensation committee reserves the authority to award non-deductible compensation in circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the company's efforts, that compensation intended by the company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.


                                       John C. Schweitzer, Chairman
                                       C. Ronald Blankenship
                                       A. R. Carpenter
                                       John T. Kelley, III

                          COMPARATIVE STOCK PERFORMANCE

                  The graph below provides an indicator of cumulative total shareholder returns for Regency as compared with the S&P Stock Index and the NAREIT Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on January 1, 1996 in Regency common shares and that all dividends were reinvested by the shareholder.


                                [Object Omitted]



                          1995       1996       1997       1998        1999       2000

REGENCY CENTERS CORP.    100.00     168.48     189.27     163.30      160.01     207.07
NAREIT EQUITY INDEX      100.00     135.27     162.67     134.20      128.00     161.75
S&P 500 INDEX            100.00     122.96     163.98     210.84      255.22     231.98

                             EXECUTIVE COMPENSATION

                  The following table summarizes the compensation paid or accrued by Regency for services rendered during fiscal 2000, 1999 and 1998 to Regency's Chief Executive Officer and Regency's two other executive officers during the year ended December 31, 2000.


                                                     SUMMARY COMPENSATION TABLE


                                                                       Long-Term
                                      Annual Compensation            Compensation
                                      -------------------     ----------------------------
                                                              Restricted     Securities
     Name & Principal                                           Stock        Underlying      SPP Loan       All Other
         Position            Year    Salary(1)     Bonus      Awards(2)    Options/SARs(3)   Awards(4)   Compensation(5)
         --------            ----    ---------     -----      ---------    ---------------   ---------   ---------------


Martin E. Stein, Jr.         2000    $400,000    $500,000      $360,000        78,261        $ 132,950      $   9,139
   Chairman and Chief        1999    $400,000    $520,000      $      0       125,000        $  85,213      $   9,941
   Executive Officer         1998    $275,000    $350,000      $      0       123,596        $  135,775     $  14,813

Mary Lou Fiala               2000    $325,000    $345,313      $511,875        55,639        $        0     $   9,139
   President and Chief       1999    $325,000    $360,000      $      0        75,000        $        0     $  10,021
   Operating Officer         1998    $      0    $      0      $500,000        87,640        $        0     $       0


Bruce M. Johnson             2000    $250,000    $187,500      $135,000        29,348        $   65,910     $   9,139
   Managing Director and     1999    $225,000    $175,000      $100,000        30,000        $   37,268     $  11,707
   Chief Financial Officer   1998    $190,000    $150,000      $100,000        29,213        $   60,675     $  15,870

-------------------------
(1) Includes amounts deferred under the 401(k) feature of Regency's profit sharing plan.
(2) Consists of the fair market value of restricted stock awards in each of the years of grant. Awards granted for 2000 vest over a four-year period subject primarily to FFO per share growth targets being met during the vesting period. 1999 and 1998 awards vest as follows: year 1 - 10%, year 2 - 20%, year 3 - 30%, year 4 - 40%. Under the 1999 and 1998 grants, the executive is entitled to dividends and voting rights on unvested shares. Shares representing the full amount of the awards listed above, held by the named executives are as follows: Mr. Stein, 15,652 shares; Ms. Fiala, 44,727 shares; and Mr. Johnson, 15,411 shares.
(3) The exercise prices of stock option grants are equal to fair market value of Regency's common stock on date of grant.
(4) Represents amounts earned by the named executive officers in the form of loan forgiveness in accordance with the terms of the stock purchase plan that is part of Regency's 1993 Long Term Omnibus Plan, primarily based upon FFO per share growth greater than 7%, annual shareholder return of 15% or more and cumulative shareholder return of 20% or more since January 1, 1996.
(5)     The amounts shown in this column for 2000 include the following:

                            Life Insurance        Company Contribution to             Other
                               Premiums         401(k)/Profit Sharing Plan        Compensation
                            --------------      --------------------------        ------------

          Mr. Stein             $2,139                    $6,000                     $1,000
          Ms. Fiala             $2,139                    $6,000                     $1,000
          Mr. Johnson           $2,139                    $6,000                     $1,000

                  Stock Purchase Plan. The following table sets forth as of March 1, 2001, the amounts outstanding under the SPP loan program due from each of Regency's executive officers who have outstanding loans.


                                                                                              Largest Balance
                                                                                            During Fiscal Year
                                     SPP Loan Balance                                             Ended
Executive Officer                      March 1, 2001            Interest Rate               December 31, 2000
-----------------                      -------------            -------------               -----------------

Martin E. Stein, Jr.                     $893,676                 6% - 7.3%                    $1,307,728
Bruce M. Johnson                         $741,117                 6% - 7.3%                    $  846,064


                  Stock Options. The following table sets forth information concerning the value of unexercised options as of December 31, 2000 held by the executive officers named in the summary compensation table above.


                 AGGREGATED OPTION EXERCISES DURING FISCAL 2000
                        AND OPTION YEAR-END VALUES TABLE




                                  Number of                                                 Value of Unexercised
                                   Shares                        Number of Unexercised          In-the-Money
                                  Acquired         Value              Options at                 Options at
                                    Upon         Realized          December 31, 2000         December 31, 2000
                                  Exercise         Upon              Exercisable/              Exercisable/
      Name                        Options        Exercise            Unexercisable             Unexercisable
      ----                        -------        --------            -------------             -------------

Martin E. Stein, Jr.                 0              $0              339,530  (E) /             $343,462 (E) /
                                                                    279,097   (U)              $447,985  (U)

Mary Lou Fiala                       0              $0               68,491  (E) /             $125,674 (E) /
                                                                    155,710   (U)              $284,978  (U)

Bruce M. Johnson                     0              $0              133,504  (E) /              $97,866 (E) /
                                                                     96,250   (U)              $114,667  (U)

The following table sets forth information with respect to option grants to the executive officers named in the Summary Compensation Table above during 2000 and the potential realizable value of such option grants.

                        OPTION GRANTS DURING FISCAL 2000



                                                   % of Total Options                                             Hypothetical
                             Number of Options          Granted           Exercise Price       Expiration           Value at
    Executive Officer           Granted(1)            during 2000           ($/share)             Date            Grant Date(2)
    -----------------           -------               -----------           ---------             ----            -------------

Martin E. Stein, Jr.            78,261                    48%                  $23              12/13/10            $170,609

Mary Lou Fiala                  55,639                    34%                  $23              12/13/10            $121,293

Bruce M. Johnson                29,348                    18%                  $23              12/13/10            $63,979

---------------------
(1) Stock options granted in 2000 vest 25% per year over 4 years. These options, if exercised, may be reloaded, but expire after 10 years. These options also earn dividend equivalents units (DEU) that vest at the same rate as the underlying option. During years 1-5, DEU's are credited to the participant's account annually based upon the current dividend rate of Regency common stock less the average dividend rate of the S&P 500.

(2) The estimated present value at grant date of each option granted during 2000 has been calculated to be $2.18 using the Black-Scholes option pricing model. The valuation is based upon the following assumptions:

           o        estimated time until exercise of 6.0 years

           o        a risk-free interest rate of 6.7%; a volatility rate of 20%

           o        a dividend yield of 8.1%.

        The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.



                  Change of Control Agreements. Regency has entered into change of control agreements with each of the executive officers named in the Summary Compensation Table providing for the executive officer to receive base salary and benefits for 24 months in the event of a change of control and termination. These agreements were effective June 1, 2000 and have an initial term of five years, automatically renewing for successive additional five year terms unless either party gives written notice of non-renewal.

                  Compensation of Directors. In 2000, Regency paid an annual fee of $28,000 to each of its non-employee directors, plus $500 for each board committee meeting attended. Directors' fees are currently paid in shares of common stock, unless the director elects to receive the fees in cash.

                  Non-employee directors also receive non-qualified options to purchase 5,000 shares of common stock each year. These options are granted immediately after each annual meeting and also entitle the director to receive dividend equivalent units on the same basis as employee optionees. The options have a term of ten years, and have an exercise price equal to the greater of the fair market value of the common stock on the date of grant or the average trading price of the common stock for the 20 business days preceding the date of grant. The annual options vest 25% on each of the first four anniversary dates of the grant, and will become fully vested upon the involuntary termination, death or disability of the director.

                              CERTAIN TRANSACTIONS

                  The audit committee of the board of directors is responsible for evaluating the appropriateness of all related-party transactions.

                  Cost Sharing Arrangement with Management Company. Regency manages, leases and develops properties under employee and cost sharing arrangements with Regency Realty Group, Inc., its management company. Martin E. Stein, Jr., owns 93% of the voting common stock of the management company, and Regency, through its investment in Regency Centers, L.P., owns 100% of the management company's non-voting preferred stock and 7% of its voting common stock. The cost sharing arrangements are based on allocations of management time and general overhead made on an arm's-length basis and comply with applicable regulations of the Internal Revenue Service. All such cost sharing arrangements must be reviewed annually by the audit committee of the board of directors, and any changes in such arrangements must be approved by a majority of Regency's independent directors. Under generally accepted accounting principles, all items of income and expense of the management company are consolidated with Regency and included in Regency's financial statements, net of inter-company transactions.

                  Transactions with SC Realty. Regency has entered into an agreement with Macquarie Capital Partners LLC whereby Macquarie Capital Partners LLC will act as Regency's financial advisor in connection with identifying alternative sources of capital including arranging and structuring a joint venture or fund that owns grocery-anchored shopping centers. Fees paid to Macquarie Capital Partners LLC will be based upon a percentage (a range of 2% - 3%) of capital raised. Based upon commitments entered into during 2000, Regency will pay approximately $1.5 million for these services.

                  Regency has an administrative services agreement with Security Capital Group Incorporated to provide risk management, property tax, and income tax consulting services. During 2000, the Company paid Security Capital Group Incorporated approximately $460,000 for these services.

                     PROPOSAL 2: APPROVAL OF CONTINUATION OF
                      SECURITY CAPITAL PARTICIPATION RIGHTS

                  The members of the Regency board of directors, other than Security Capital's representatives, who abstained, have unanimously approved, and recommend that Regency shareholders vote "FOR," the proposal to continue the participation rights granted to Security Capital for an additional five years. As required by the New York Stock Exchange, the affirmative vote of a majority of the voting stock voted with respect to the matter is required to approve this proposal, provided that the number of total votes cast represents over 50% of the shares of common stock outstanding on the record date. Broker non-votes and abstentions will have no effect on the vote, assuming the number of votes cast represents over 50% of all outstanding shares of common stock.

Background

                  In connection with the 1996 investment in Regency by Security Capital U.S. Realty ("US Realty"), Regency and US Realty entered into a Stockholders Agreement which granted participation rights to US Realty so long as US Realty's common stock ownership does not drop below 15% on a fully diluted basis for more than 180 days. Our shareholders approved the US Realty transaction in 1996. The New York Stock Exchange requires that our shareholders approve these participation rights every 5 years.

                  On January 16, 2001, in connection with the acquisition of the assets of US Realty, a Luxembourg corporation, by its U.S. affiliate, Security Capital Group Incorporated ("Security Capital"), a Security Capital subsidiary succeeded to US Realty's rights under the Stockholders Agreement. As of March 13, 2001, Security Capital owns ___% of our common stock on a fully diluted basis.

Participation Rights

                  The Stockholders Agreement provides that if Regency issues shares of capital stock, Security Capital is entitled to purchase shares in an amount sufficient to maintain its percentage of common stock ownership before the transaction, but not more than 49% of the capital stock issued in that transaction. Security Capital also has participation rights if (1) Regency issues options, securities convertible into capital stock or other rights to acquire capital stock or (2) if Regency Centers, L.P., the subsidiary through which Regency owns and operates its properties, issues partnership interests. If Security Capital elects to participate in the issuance of a convertible security, it has no right to participate in the issuance of stock when that security is converted. If Regency Centers, L.P. issues partnership interests, Security Capital may instead elect to purchase an equal number of shares of Regency stock at that time.

                  Security Capital may participate in the issuance of capital stock by Regency pursuant to benefit, option, stock purchase or similar plans, including upon the exercise of options or warrants, but its purchase price will be the market price on the date of issuance and not the price paid by the plan participant. All other purchases pursuant to participation rights will be at the same price and on the same terms as are applicable to other purchasers.

                  Since its participation rights became effective, out of a maximum of ________ shares that Security Capital was entitled to purchase, Security Capital has exercised its participation rights to acquire ________ shares of common stock at a total price of $________.

Consequences of Failure to Ratify Participation Rights

                  If shareholders do not ratify Security Capital's participation rights, Regency will be prohibited by New York Stock Exchange policy from complying with the terms of the Stockholders Agreement relating to the participation rights to the extent Security Capital elects to purchase more than 5% of the common stock outstanding without further shareholder approval. If Regency breaches its obligations under the participation rights, Security Capital's standstill obligation will terminate. Under the Stockholders Agreement until January 10, 2003, Security Capital may not:

                  * sell, pledge, transfer or otherwise dispose of any shares of common stock except in sales in limited amounts, privately negotiated sales, and sales under its registration rights agreement, and transfers to a bona fide financial institution for the purpose of securing bona fide indebtedness;

                  * make any transfers in a negotiated transaction which would result in any transferee beneficially owning more than 9.8% of Regency's capital stock unless Regency approves the transfer, in its sole and absolute discretion;

                  * act in concert with any other person by becoming a member of any group acquiring, holding, voting, or disposing of voting securities under Section 13(d) of the Exchange Act (other than a group comprised exclusively of Security Capital and its affiliates);

                  * solicit or propose a merger, liquidation, sale of all or substantially all of Regency's assets or other change of control of Regency;

                  * participate in any solicitation of proxies or in any election contest;

                  * call for any special meeting of shareholders or solicit shareholders for the approval of any shareholder proposal;

                  * seek board representation or a change in the composition or size of the board, except for its board representa-tives permitted by the Stockholders Agreement;

                  * request an amendment or waiver of the foregoing limitations or of the ownership limitations in Regency's articles of incorporation; or

                  * assist or encourage any person with respect to any of the foregoing.

                  In addition, as long as these "standstill provisions" are in effect, Security Capital:

                  i must vote its shares of common stock generally either in accordance with the recommendation of Regency's board of directors or in proportion to the votes of other share-holders; and

                  * may not elect directors representing more than 49% of Regency's board of directors, even if Security Capital owns more than 49% of the common stock.

                  The board of directors believes that it is in the best interest of Regency's shareholders to approve Security Capital's participation rights and to keep the standstill obligations of Security Capital described above in effect.

              PROPOSAL 3: AMENDMENT OF REGENCY'S CHARTER TO DELETE
                         FOREIGN OWNERSHIP RESTRICTIONS

                  The members of the Regency board of directors have unanimously approved, and recommend that Regency shareholders vote "FOR," the proposal to amend Regency's articles of incorporation to delete the foreign ownership limitations. The affirmative vote of a majority of the voting stock voted with respect to the matter is required to approve this proposal, assuming the presence of a quorum. Broker non-votes and abstentions will have no effect on the vote, assuming the presence of a quorum.

                  In connection with US Realty's investment in Regency in 1996, at the request of US Realty, Regency amended its charter to prevent a non-U.S. holder from acquiring common stock if it would cause Regency to fail to qualify as a domestically-controlled REIT. As a foreign corporation, US Realty could derive potential tax benefits if Regency was a domestically-controlled REIT. Although Regency no longer qualified as a domestically-controlled REIT after the Pacific Retail Trust merger in 1999, these restrictions remained in place to help Regency requalify as a domestically-controlled REIT in the future.

                  In connection with the acquisition of US Realty by Security Capital, Security Capital agreed to delete these foreign ownership restrictions contained in Section 5.14 of Regency's articles of incorporation. Since Security Capital is not a foreign corporation, it derives no benefit from Regency regaining its status as a domestically-controlled REIT. To our knowledge, the restrictions in Section 5.14 are not expected to benefit any other current shareholders of Regency.

                  Section 5.14 of the articles invalidates any issuance or transfer of shares that would:

                  * result in 4.9% or more of the fair market value of Regency's capital stock being held by non-U.S. persons, excluding Security Capital, or

                  * result in 50% or more of such fair market value being held by non-U.S. persons, including Security Capital.

Security Capital has the right to waive any of these restrictions.

                  Section 5.14 also contains prohibitions on transfers of shares which are intended to:

                  * preserve Regency's ability to requalify as a domestically controlled REIT if ownership by non-U.S. persons drops below 50% by value of Regency's outstanding capital stock, and

                  * ensure that once Regency returns to the status of a domestically controlled REIT, it will remain one unless such restrictions are waived by Security Capital.

                  If Section 5.14 is deleted, shareholders will no longer be restricted from transferring their shares to foreign persons because of these limitations. In addition, without these restrictions, Regency will have the flexibility to raise capital from non-U.S. persons.

                  A copy of the current text of Section 5.14, as well as a copy of the articles of amendment deleting this provision and the definition of "non-U.S. person" in their entirety, is attached as Appendix B.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  The board of directors has selected the firm of KPMG LLP to serve as the independent certified public accountants for Regency for the current fiscal year ending December 31, 2001. That firm has served as the auditors for Regency since 1993. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                  The following table provides information relating to the fees billed to Regency by KPMG LLP for the year ended December 31, 2000.

          Audit Fees1                                             $350,000
          Financial Information Systems
               Design and Implementation Fees                     $      0
          All Other Fees2                                         $185,345

-------------------------
1 Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audits and review of quarterly financial statements for Regency and its operating partnership, Regency Centers, L.P.
2 All other fees include $81,495 for tax compliance and consulting services, $78,900 for due diligence, consents and comfort letters in connection with debt offerings, $19,950 for the audit of Regency's employee benefit plan and $5,000 for the audit of Regency's affiliated investment advisor. The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP's independence.

                                  OTHER MATTERS

                  The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxy to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              SHAREHOLDER PROPOSALS

                  Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Regency's proxy statement and form of proxy relating to the 2002 annual meeting, a written copy of their proposal must be received at Regency's principal executive offices no later than November 25, 2001. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Regency's proxy materials. Notice to Regency of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Regency after November 25, 2001, and the persons named in proxies solicited by Regency's board for its annual meeting of shareholders to be held in 2002 may exercise discretionary voting power with respect to any such proposal as to which Regency does not receive timely notice. To ensure prompt receipt by Regency, proposals should be sent certified mail return receipt requested.

                                  ANNUAL REPORT

                  A copy of Regency's annual report for the year ended December 31, 2000 accompanies this proxy statement. Additional copies may be obtained by writing to Lesley Stocker, at Regency's principal executive offices, at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.

                            EXPENSES OF SOLICITATION

                  The cost of soliciting proxies will be borne by Regency. [Regency also has engaged _________ to solicit shareholder proxies on its behalf. The solicitation fee of $______ will be paid by Regency.] In addition, Regency may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                  SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED. IF SUBMITTING YOUR PROXY VIA THE INTERNET PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD.

                                   APPENDIX A

                           REGENCY CENTERS CORPORATION

                             Audit Committee Charter

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors.

The members of the Audit Committee shall be appointed by the Board and shall possess the independence and other qualifications required by the New York Stock Exchange.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. It may also request any officer or employee of the company, or the company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

In discharge of its responsibilities, the Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements and major issues with management, including those issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company's financial statements. Such review will be completed prior to the filing of the company's Annual Report on Form 10-K.

3. Discuss with management and the external auditor significant financial reporting issues and judgements made in connection with the preparation of the company's financial statements.

4. Review, by its chairman or by the Committee, with management and the external auditor, the company's quarterly financial statements prior to filing the company's quarterly report on Form 10-Q.

5. Meet periodically with management to review the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the company's auditing and accounting principles and practices as suggested by the external auditor, internal auditor or management.

7. Recommend to the Board the appointment of the external auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.       Approve the fees to be paid to the external auditor.

9. Receive periodic reports from the external auditor regarding the auditor's independence, discuss such reports with the external auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the external auditor and, if so determined by the Audit Committee, recommend that the Board replace the external auditor.

11. Review the appointment or replacement of all senior internal auditing executives or contracted internal audit firms.

12. Review the significant reports to management prepared by the internal audit department or internal audit firm and management's responses.

13. Meet with the external auditor prior to the annual audit to review the planning and staffing of the audit.

14. Obtain from the external auditor assurance that it will inform the company's management concerning any information indicating that an illegal act has or may have occurred, and assure that such information has been conveyed to the Audit Committee.

15. Discuss with management, the internal auditor and the external auditor any condition which comes to their attention indicating that the company's subsidiaries and affiliated entities, domestic and foreign, are not conforming to applicable legal requirements or the company's Code of Conduct.

16. Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as such may be amended or superseded, related to the conduct of the annual audit.

17. Review with the external auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to the letter. Such review should include:

         a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         b.   Any changes required in the planned scope of the internal audit.

         c. The internal auditor's support, if applicable, of the annual independent audit.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

19. Advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's Code of Conduct.

20. Review with the company's General Counsel legal matters that may have a material impact on the financial statements, the company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the company's financial management, and the external auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor will it be the duty of the Audit Committee to conduct investigations or resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the company's Code of Conduct.

                                   APPENDIX B

                           Proposed Charter Amendment
                           REGENCY CENTERS CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION


         This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1003,
607.1004 and 607.1006, Florida Business Corporation Act, the following amendments to the Articles of Incorporation, as restated on November 4, 1996, were approved by the Board of Directors at a meeting held on January 30, 2001 and adopted at a meeting of shareholders on May 1, 2001. The only voting group entitled to vote on the adoption of the amendment consists of the holders of the corporation's common stock and Series 2 Preferred Stock, voting together as a single class. The number of votes cast by such voting group was sufficient for approval by that voting group. The Restated Articles of Incorporation of the corporation are hereby amended as follows:

                  Section 5.1(i)  "Non-U.S. Person" is hereby deleted.

                  Section 5.14 Certain Transfers to Non-U.S. Persons Void is hereby deleted in its entirety.

         IN WITNESS WHEREOF, the undersigned Senior Vice President of this corporation has executed these Articles of Amendment this day of May, 2001.



                                       -----------------------------------------
                                       J. Christian Leavitt, Senior Vice
                                        President

                           REGENCY CENTERS CORPORATION

            Current Text of Section 5.14 of Articles of Incorporation


         Section 5.14  Certain Transfers to Non-U.S. Persons Void.
                       -------------------------------------------

         (a) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) on or after the effective date of this Amendment that results in such shares being owned directly or indirectly by a Non-U.S. Person (other than a Special Shareholder) shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein.

         (b) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly less than 50% of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if such Transfer

          (i) occurs prior to the 10% Termination Date and results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders) comprising 4.9 percent (4.9%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or


         (ii) results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock the Corporation.

         (c) If any of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares of Capital Stock of the Corporation held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise:

         (i)      be prohibited from being voted;

         (ii)     not be entitled to dividends with respect thereto;

         (iii) be considered held in trust by the transferred for the benefit of the Corporation and shall be subject to the provisions of
                  Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

         (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

         (d) The special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section 5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine.

                           REGENCY CENTERS CORPORATION
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 1, 2001


                  The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Regency Centers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 1, 2001, and any and all adjournments thereof, in the manner specified.

                  1. Election of Directors nominated by the Board of Directors to serve in the following Classes:

                           Class I:        (01) C. Ronald Blankenship

                           Class II:       (02) Martin E. Stein, Jr.
                                           (03) Raymond L. Bank
                                           (04) A. R. Carpenter and
                                           (05) J. Dix Druce, Jr.

                           Class III:      (06) Thomas G. Wattles

         [_]    FOR all nominees listed   [_]   WITHHOLD AUTHORITY     INSTRUCTION: To withhold authority to vote
                (except as marked to            to vote for all        for any individual nominee, write that
                the contrary to the             nominees.              nominee's name in the space provided below.)
                right).
                                                                       --------------------------------------------

                  2. Approval to continue the participation rights granted to Security Capital to purchase additional shares of capital stock issued by Regency.

         [_]   FOR             [_]   AGAINST              [_]  ABSTAIN

                  3. Approval and adoption of the Amendment to the Company's charter to eliminate restrictions on foreign ownership of Regency's capital stock.

         [_]   FOR             [_]   AGAINST              [_]  ABSTAIN


           (Continued and to be SIGNED and dated on the reverse side.)

                          (Continued from reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF EACH NOMINEE.

                  Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated:________________, 2001
                                       ________________________________(SEAL)


                                       ________________________________(SEAL)


(Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)